Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated August 11, 2010, relating to the financial statements of JWC Acquisition Corp. (a corporation in the development stage) and to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
September 23, 2010